Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Herbalife Ltd. of our report dated February 19, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Herbalife Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

August 6, 2025

PricewaterhouseCoopers LLP, 601 South Figueroa, Los Angeles, CA 90017

T: (213) 356 6000, www.pwc.com/us